Exhibit 10.3.2

CYAN, INC.

2013 EQUITY INCENTIVE PLAN

U.S. STOCK OPTION AWARD AGREEMENT

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Cyan, Inc. 2013 Equity Incentive Plan (the “Plan”).

Participant Name:

NOTICE OF STOCK OPTION GRANT

Cyan, Inc. (the “Company”) has granted the individual (“Participant”) named above an Option (the “Option”) to purchase shares of Common Stock of the Company (“Shares”), subject to the terms and conditions of the Plan and this U.S. Stock Option Award Agreement, including the Terms and Conditions of Stock Option Grant attached hereto as Exhibit A (collectively, the “Award Agreement”), as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Granted

Total Exercise Price	$

Type of Option:	Incentive Stock Option

Nonstatutory Stock Option

Term/Expiration Date:

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, the Option may be exercised, in whole or in part, in accordance with the following schedule:

[INSERT VESTING SCHEDULE]

The vesting of the Option in accordance with the schedule set forth above is subject to Participant continuing to be a Service Provider for the Company or a Parent or Subsidiary of the Company through each vesting date. For purposes of the Option, unless Participant is on a leave of absence approved by the Company as set forth in Section 11 of the Plan, Participant’s status as a Service Provider will be considered terminated as of the date that Participant is no longer actively providing services for the Company or a Parent or Subsidiary of the Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is providing services or the terms of Participant’s employment or service agreement, if any) and, unless otherwise expressly provided in the Award Agreement or otherwise determined by the Company, Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice or severance period.

Termination Period:

The Option will be exercisable until the ninetieth (90th) day following the date on which Participant ceases to be a Service Provider, unless such cessation of Participant’s status as a Service Provider is due to Participant’s death or Disability, in which case the Option will be exercisable for twelve (12) months following the date on which Participant ceases to be a Service Provider as a result of Participant’s death or Disability.

As stated above, unless Participant is on a leave of absence approved by the Company as set forth in Section 11 of the Plan, Participant’s status as a Service Provider will be considered terminated as of the date that Participant is no longer actively providing services for the Company or a Parent of Subsidiary of the Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is providing services or the terms of Participant’s employment or service agreement, if any) and, unless otherwise expressly provided in the Award Agreement or otherwise determined by the Company, Participant’s right to exercise the Option will be measured from the date that Participant ceases to be a Service Provider, as described above.

Notwithstanding the foregoing, in no event may the Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 13 of the Plan.

[Signature Page Follows]

Cyan, Inc. 2013 EIP – Notice of Option – US	2

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that the Option is granted under and governed by the terms and conditions of the Plan and the Award Agreement, including the Terms and Conditions of Stock Option Grant attached hereto as Exhibit A. Participant acknowledges that he or she has reviewed the Plan and the Award Agreement, has had an opportunity to obtain the advice of counsel prior to executing this Notice of Stock Option Grant and fully understands all provisions of the Plan and the Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan or the Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	CYAN, INC.

Signature	By

Print Name	Title

Residence Address:

Cyan, Inc. 2013 EIP – Notice of Option – US	3

EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1. Grant of Option. The Company hereby grants to Participant the Option to purchase the number of Shares set forth on the first page of the Award Agreement under the Notice of Stock Option Grant (the “Notice of Grant”) at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”). The Option is subject to the terms and conditions of the Award Agreement and of the Plan, which is incorporated herein by reference. Subject to Section 18(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Award Agreement, the terms and conditions of the Plan will prevail. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Plan.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), the Option is intended to qualify as an ISO under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). However, if the Option is intended to be an ISO, to the extent that it exceeds the US$100,000 rule of Code Section 422(d) it will be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason the Option (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) will be regarded as a NSO granted under the Plan. In no event will the Administrator, the Company or any Parent or Subsidiary of the Company, or any of their respective employees or directors, have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

2. Vesting Schedule. Except as provided in Section 3, the Option awarded by the Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant.

3. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4. Exercise of Option.

(a) Right to Exercise. The Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of the Award Agreement.

(b) Method of Exercise. The Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit B (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable Tax-Related Items (as defined below). The Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price together with any applicable Tax-Related Items.

5. Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

(a) check; or

(b) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan.

6. Tax Obligations.

(a) Responsibility for Taxes. Notwithstanding any contrary provision of the Award Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant or deemed by the Company or Participant’s employer (the “Employer”) in its discretion to be an appropriate charge to Participant even if legally applicable to the Company or the Employer (“Tax-Related Items”) which the Company determines must be withheld with respect to the Option or such Shares. Participant acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired upon exercise of the Option and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges and agrees that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Tax Withholding. Prior to the exercise of the Option, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment obligations of Tax-Related Items of the Company and/or the Employer. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer, or withholding from proceeds of the sale of Shares acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization) without further consent from Participant. If withholding is performed from proceeds from the sale of Shares acquired upon exercise of the Option, the Company may withhold or account for Tax-Related Items by considering maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. Alternatively, or in addition, if permissible under applicable local law, the Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require Participant to satisfy his or her obligations for Tax-Related Items, in whole or in part (without limitation) by (i) delivery of cash or check to the Company or the

Employer, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld, or (iii) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. Further, to the extent determined appropriate by the Company in its discretion, the Company will have the right (but not the obligation) to satisfy any obligations for Tax-Related Items by reducing the number of Shares otherwise deliverable to Participant. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes (and for the avoidance of doubt, not for purposes of Section 3(c) of the Plan), Participant is deemed to have been issued the full number of Shares subject to the portion of the Option that was exercised, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. If Participant fails to make satisfactory arrangements for the payment of any Tax-Related Items hereunder at the time of the Option exercise, Participant acknowledges and agrees that the Company may refuse to honor the Option exercise and refuse to deliver any Shares pursuant to such exercise.

(c) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

(d) Code Section 409A. Under Code Section 409A, an option granted with a per Share exercise price that is determined by the U.S. Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) U.S. federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of the Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the Date of Grant, Participant will be solely responsible for Participant’s costs related to such a determination.

7. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

8. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE OPTION PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY PARTICIPANT CONTINUING AS AN ACTIVE SERVICE PROVIDER FOR THE EMPLOYER, THE COMPANY OR A PARENT OR SUBSIDIARY OF THE COMPANY AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE

OPTION OR ACQUIRING SHARES UPON EXERCISE OF THE OPTION. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THE AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH IN THE NOTICE OF GRANT DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE EMPLOYER, THE COMPANY OR ANY PARENT OR SUBSIDIARY OF THE COMPANY TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME.

9. Nature of Grant. In accepting the grant, Participant acknowledges, understands and agrees that:

(a) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of the Option, even if Options have been granted in the past;

(b) all decisions with respect to future Options or other grants, if any, will be at the sole discretion of the Company;

(c) Participant is voluntarily participating in the Plan;

(d) the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation;

(e) the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purpose including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(f) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(g) unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by the Award Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(h) no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of Participant’s status as a Service Provider with the Employer, the Company or any Parent or Subsidiary of the Company (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s service agreement, if any), and in consideration of the grant of the Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Employer, the Company or any Parent or Subsidiary of the Company, waives his or her ability, if any, to bring any such claim, and releases the Employer, the Company and any Parent or Subsidiary of the Company from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan,

Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

10. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

11. Data Privacy. Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. Participant understands that Data may be transferred to a stock plan service provider as may be selected by the Company, which will assist the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that a recipient’s country of operation may have different data privacy laws and protections than Participant’s country of residence. Participant hereby authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan.

12. Address for Notices. Any notice to be given to the Company under the terms of the Award Agreement will be addressed to the Company, in care of its Stock Administration at Cyan, Inc., 1383 N. McDowell Blvd., Suite 300, Petaluma, CA 94954, or at such other address as the Company may hereafter designate in writing.

13. Non-Transferability of Option. The Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

14. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, the Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

15. Additional Conditions to Issuance of Shares. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. Subject to Section 21 of the Award Agreement, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Assuming such compliance, for purposes of any applicable Tax-Related Items, the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

16. Plan Governs. The Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

17. Administrator Authority. The Administrator will have the power to interpret the Plan and the Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Award Agreement.

18. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Option or any future Options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any online or electronic system established and maintained by the Company or a third party designated by the Company.

19. Captions. Captions provided herein are for convenience only and are not intended to serve as a basis for interpretation or construction of the Award Agreement.

20. Agreement Severable. In the event that any provision in the Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Award Agreement.

21. Modifications to the Agreement. The Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting the Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Unless otherwise set forth herein, modifications to the Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or the Award Agreement, the Company reserves the right to revise the Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection with the Option.

22. Amendment, Suspension or Termination of the Plan. By accepting the Option, Participant expressly warrants that he or she has received an Option under the Plan and has received, read and understood a description of the Plan. Participant understands that the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.

23. Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of the Award Agreement by Participant shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant.

24. Governing Law and Venue. The Award Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under the Option or the Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Sonoma County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where the Option grant is made and/or to be performed.

25. Language. If Participant has received the Award Agreement or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

EXHIBIT B

CYAN, INC.

2013 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Cyan, Inc.

1383 N. McDowell Blvd., Suite 300

Petaluma, CA 94954

Attention: Equity Administration

1. Exercise of Option. Effective as of today,             , 20    , the undersigned (“Purchaser”) hereby elects to purchase                  shares (the “Shares”) of the Common Stock of Cyan, Inc. (the “Company”) under and pursuant to the 2013 Equity Incentive Plan (the “Plan”), the U.S. Stock Option Award Agreement dated             , 20      (the “Award Agreement”). The Purchaser acknowledges and agrees that the purchase of Shares pursuant to this Exercise Notice is subject to all the terms and conditions contained in the Plan and the Award Agreement, including any terms and conditions set forth in the Notice of Stock Option Grant, the Terms and Conditions of Stock Option Grant set forth in Exhibit A of the Award Agreement.

2. Delivery of Payment. The purchase price for the Shares will be $         (number of Shares times Exercise Price), as required by the Award Agreement. Purchaser:

☐	Herewith delivers to the Company the full purchase price of the Shares and any required Tax-Related Items due in connection with the exercise of the Option;

☐	Herewith directs the Plan administrator or its agent to deliver to the Company the full purchase price of the Shares and any required Tax-Related Items due in connection with the exercise of the Option by deducting such amounts from the proceeds of the sale of the Shares (or a portion thereof) through the cashless exercise program;

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Award Agreement, and agrees to abide by and be bound by the terms and conditions of such documents.

4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Governing Law and Venue. This Exercise Notice will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under the Option or this Exercise Notice, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Sonoma County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where the Option grant is made and/or to be performed.

7. Entire Agreement; Severability. The Plan and Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the remaining provisions of this Exercise Notice shall continue in full force and effect.

Submitted by:	Accepted by:

PURCHASER:	CYAN, INC.

Signature	By

Print Name	Title

Residence Address:	Date Received:

Cyan, Inc. 2013 EIP – Option Ex. Notice	2